Exhibit 99.1

Media Contacts:

Cognos	Applix
Steve Milmore,	Charlotte Locke,
781-313-2403	508-475-2441
steve.milmore@cognos.com	clocke@applix.com
or	or
Lois Paul & Partners, LLC	Citigate Cunningham
Jessica Sutera,	Jena Murphy
781-782-5789	617-374-4216
jessica_sutera@lpp.com	jmurphy@citigatecunningham.com
or	or
Investor Relations:	Investor Relations:
Cognos	Applix
John Lawlor,	Milt Alpern,
613-738-3503	508-475-2450
john.lawlor@cognos.com	malpern@applix.com

Cognos and Applix Announce Early Termination of HSR Waiting
Period in Connection With Tender Offer

OTTAWA, ON and WESTBOROUGH MA, Sept. 17, 2007 — Cognos (NASDAQ: COGN; TSX: CSN), the world leader in business intelligence and performance management solutions, and Applix, Inc. (NASDAQ: APLX), a publicly held company based in Westborough, Massachusetts and an industry leader in analytics, today jointly announced that the Federal Trade Commission (FTC) and the Antitrust Division of the United States Department of Justice have granted early termination of the mandatory waiting period under the Hart-Scott-Rodino Act (HSR) in connection with the cash tender offer by Cognos for all of the outstanding common stock of Applix, Inc. at a price of $17.87 per share. The transaction remains subject to the receipt of other regulatory approvals, a minimum tender of at least a majority of the Applix shares then outstanding on a fully diluted basis, and other customary closing conditions.

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About Cognos:
Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance. Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions - How are we doing? Why are we on or off track? What should we do about it? — and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies. Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com.

About Applix, Inc.
Applix (NASDAQ: APLX) empowers agile enterprises by offering the only complete Business Analytics software solution. The Company is focused exclusively on providing a single, cohesive Performance Management and Business Intelligence solution, with strategic planning, forecasting, consolidations, reporting and analytics across financial, operational, sales and marketing, and human resources departments. The Applix platform, powered by the renowned TM1 analytics engine, reaches farther, deploys easier, and reacts faster than any business analytics solution available today. Applix and its global network of partners help 3,000 customers worldwide manage their business performance and respond proactively to the marketplace. Headquartered in Westborough, MA, Applix maintains offices in North America, Europe and Asia Pacific.

Important Information

This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Applix’s common stock will only be made pursuant to an offer to purchase and related materials that Cognos intends to file with the securities and exchange commission. Applix will file a solicitation/recommendation statement with respect to the offer. Once filed, Applix stockholders should read these materials carefully prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer. Once filed, Applix stockholders will be able to obtain the offer to purchase, the solicitation/recommendation statement and related materials with respect to the offer free of charge at the SEC’s website at www.sec.gov, from the information agent named in the tender offer materials, from Applix or from Cognos.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release regarding the proposed transaction between Cognos and Applix and any other statements regarding Cognos’ or Applix’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including a sufficient number of Applix shares being tendered, may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Applix’s operations into those of Cognos; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Applix may be difficult; Cognos and Applix are subject to intense competition and increased competition is expected in the future; the failure to protect either party’s intellectual property rights may weaken its competitive position; Cognos is dependent on large transactions; customer decisions are influenced by general economic conditions; third parties may claim that either party’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses and increased expenses; acts of war and terrorism may adversely affect either party’s business; the volatility of the international marketplace; and the other factors described in Cognos’ Annual Report on Form 10-K for the fiscal year ended February 28, 2007 and in its most recent quarterly report filed with the SEC and the Canadian Securities Administrators, and Applix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in its most recent quarterly report filed with the SEC.  Cognos and Applix assume no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.